Exhibit 10.18

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LATEX JOINT VENTURE OPTION AGREEMENT

LATEX JOINT VENTURE OPTION AGREEMENT, dated as of June 17, 2010 (this “Agreement”), among THE DOW CHEMICAL COMPANY, a Delaware corporation (“Dow”), STYRON LLC, a Delaware limited liability company, and STYRON HOLDING B.V., a limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands (together with Styron LLC, the “Styron Parties”).

WHEREAS, Dow, the Styron Parties and Styron S.à.r.l., a limited liability company (Société à responsabilité limitée) formed under the laws of Luxembourg (as assignee of STY Acquisition Corp.) (the “Purchaser”) have entered into a Sale and Purchase Agreement, dated as of March 2, 2010 (the “Sale and Purchase Agreement”), pursuant to which Dow has agreed to sell, and Purchaser has agreed to acquire, the Styron Equity Interests; and

WHEREAS , as a condition to the willingness of Dow to enter into the Sale and Purchase Agreement, the Styron Parties have agreed to grant Dow an option to purchase 50% of the issued and outstanding interests (the “Interests”) in a joint venture (the “Joint Venture”) to be formed by Dow and the Styron Parties with respect to the Emerging Markets SB Latex Business.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Sale and Purchase Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE OPTION

SECTION 1.01. Grant and Exercise of Option

The Styron Parties hereby grant to Dow an irrevocable option (the “Option”) to purchase, on the terms and subject to the conditions set forth herein, the Interests at a cash purchase price equal to the Fair Market Enterprise Value (the “Purchase Price”). The Option may be exercised by Dow upon written notice (the “Option Exercise Notice”) to the Styron Parties at any time after the first anniversary of the Closing Date and prior to the Termination Date. The Option shall terminate and be of no further force and effect upon the earlier to occur of (i) the fifth anniversary of the Closing Date, and (ii) the date of the closing of the first underwritten public offering of the equity interests of the Styron Group (or its successor) (an “IPO”) pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended (such date being referred to herein as the “Termination Date”); provided, that Dow will not have the right to exercise the Option after the forty-fifth (45th) day following the date on which the Styron Parties provide written notice (“Styron Notice”) to Dow that it has filed such a registration statement for an IPO with the Securities Exchange Commission (it being understood that Dow will have the right to exercise the Option if the Styron Parties do not consummate an IPO within 180 days of the delivery of such Styron Notice). Notwithstanding the foregoing sentence, (i) Dow shall be entitled to purchase the Interests in the event that it has exercised the Option in accordance with the terms hereof prior to the Termination Date and (ii) Styron Parties’ obligation to sell the Interests shall be subject to the restrictive covenants contained in its debt

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financing agreements as in effect from time to time; provided that such covenants do not adversely materially discriminate against such Interests compared to the assets of the Styron Parties taken as a whole.

SECTION 1.02. Joint Venture Formation and Governance

(a) In the event that Dow exercises the Option, the parties hereto shall as soon as reasonably practicable: (i) form the Joint Venture, (ii) enter into a joint venture formation agreement (the “Joint Venture Formation Agreement”) pursuant to which all of the assets of the Emerging Markets SB Latex Business shall be contributed by the Styron Group to the Joint Venture (which agreement shall contain customary representations, warranties covenants and indemnities), (iii) enter into a shareholders agreement on customary terms including with respect to the governance of the Joint Venture (which agreement shall include the Governance Principles), and (iv) enter into customary ancillary agreements with respect to the Joint Venture and the transfer of the Interests to Dow (the agreements referred to in clauses (ii) through (iv) collectively, the “Transaction Documents”). The closing of the transactions contemplated by this Agreement (the JV Closing”) shall occur as soon as all required approvals and consents of Governmental Authorities have been obtained.

ARTICLE II

ADDITIONAL AGREEMENTS

SECTION 2.01. New Plants (a) From the date of this Agreement until the JV Closing, the Styron Parties shall have the right to assess and explore opportunities for the Emerging Markets SB Latex Business with respect to new plants for the manufacture of SB Latex Products at existing and planned Dow sites in the Covered Territories which plants shall receive site services consistent with the terms and conditions set forth in the site services agreements entered into by Dow and the members of the Styron Group in connection with the transactions contemplated by the Sale and Purchase Agreement; provided, however, that any arrangement contemplated by this paragraph (a) shall be subject to the negotiation and execution of definitive documentation in each party’s sole and absolute discretion.

(b) Following the JV Closing, the Joint Venture shall have the right to assess and explore opportunities for the Emerging Markets SM Latex Business with respect to new plants for the manufacture of SB Latex Products at existing and planned Dow sites in the Covered Territories which plants shall receive site services consistent with the terms and conditions set forth in the site services agreements entered into by Dow and the members of the Styron Group in connection with the transactions contemplated by the Sale and Purchase Agreement, provided, however, that any arrangement contemplated by this paragraph (b) shall be subject to the negotiation and execution of definitive documentation in each party’s sole and absolute discretion.

(c) Following the JV Closing, Dow shall have the right to assess and explore opportunities with respect to new plants for the manufacture of products at existing and planned Joint Venture sites which plants shall receive site services consistent with the terms and conditions set forth in the site services agreements entered into by Dow and the members of the

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Styron Group in connection with the transactions contemplated by the Sale and Purchase Agreement; provided, however, that any arrangement contemplated by this paragraph (c) shall be subject to the negotiation and execution of definitive documentation in each party’s sole and absolute discretion.

SECTION 2.02. Qualified Bidder. Prior to the Termination Date Dow will consider the Styron Parties to be “qualified bidders” in respect of any publicly announced divestiture in which the Styron Parties have expressed their written interest; provided, however, that Dow shall not be obligated to give any member of the Styron group any preferential treatment or enter into any agreement with the Styron Parties in connection with any such divestiture. For the avoidance of doubt, no preferential treatment shall be given to any bid submitted by the Styron Parties in connection with any such divestiture and Dow shall retain the right, in its sole and absolute discretion, to enter into any agreement with any third party with respect to any such divestiture.

SECTION 2.03 Further Actions The parties hereto shall and shall cause their respective Affiliates to, use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things necessary, proper or advisable under applicable Law, and to execute and deliver this Agreement and, in the event that Dow exercises the Option and subject to the terms of this Agreement, the Transaction Documents and such documents and other papers and to obtain such consents and approvals as may be required to carry out the provisions of this Agreement and the Transaction Documents or to consummate and make effective the transactions contemplated hereby and thereby.

ARTICLE III

FAIR MARKET ENTERPRISE VALUE

SECTION 3.01. Determination of Fair Market Enterprise Value The fair market enterprise value of the Interests means a cash price that an unaffiliated third party would be willing to pay to acquire the Interests in an arm’s-length transaction net of any debt attributable to the Emerging Markets SB Latex Business (the “Fair Market Enterprise Value”). The Fair Market Enterprise Value shall be determined as follows:

(a) Upon receipt of the Option Exercise Notice by the Styron Parties, Dow and the Styron Parties shall each appoint one or several representative(s) to negotiate in good faith in order to agree upon the Fair Market Enterprise Value. In the event that such representatives are unable to agree upon the Fair Market Enterprise Value within 30 days of the Styron Parties’ receipt of the Option Exercise Notice, then Dow and the Styron Parties shall each designate one investment banking firm of recognized international standing to determine the Fair Market Enterprise Value. Within 45 days after such appointment, each investment banking firm shall have determined the Fair Market Enterprise Value and shall have delivered such determinations to Dow and the Styron Parties. In the event that the difference between such determinations is equal to or less than 10% of the higher determination of Fair Market Enterprise Value, then the Fair Market Enterprise Value shall be the average of the two determinations In the event that the difference between such determinations is greater than 10% of the higher

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determination of Fair Market Enterprise Value, Dow and the Styron Parties shall within 30 days of their receipt of such determinations, reasonably agree upon and appoint an investment banking firm of recognized international standing (the “Neutral Appraiser”) to determine the Fair Market Enterprise Value. The Neutral Appraiser shall, within 45 days of such appointment, make a determination as to the Fair Market Enterprise Value; provided, that such value shall not (i) exceed the higher determination of Fair Market Enterprise Value described in paragraph (a) or (ii) be less than the lower determination of Fair Market Enterprise Value described in paragraph (a).

(b) The Styron Parties shall provide reasonable access during normal business hours to each of the designated investment banking firms to members of management of the Styron Parties and to the books and records of the Styron Parties so as to allow such investment banking firms to conduct due diligence examinations in scope and duration as are customary in valuations of this kind (subject to the investment banking firms entering into an appropriate confidentiality agreement and provided that access by Dow’s appointed investment bank shall be conducted at Dow’s sole expense and in such a manner as not to interfere with the normal operations of the business of the respective Styron Parties.). Dow and the Styron Parties agree to cooperate with each of the investment banking firms and to provide such information as may reasonably be requested. Notwithstanding anything to the contrary in this Agreement, the parties hereto shall not be required to disclose any information to any other party if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any applicable laws fiduciary duty or agreement entered into prior to the date of this Agreement.

(c) All costs and expenses, including fees and disbursements of counsel, Investment bankers and accountants, incurred in connection with the determination of Fair Market Enterprise Value shall be borne by the party incurring such costs and expenses; provided, that the costs and expenses of the Neutral Appraiser shall be borne equally by the parties.

ARTICLE IV

DEFINITIONS

SECTION 4.01. Definitions. Terms used but not defined in this Agreement shall have the meanings ascribed to them in the Sale and Purchase Agreement As used in this Agreement, the following terms shall have the following meanings:

“Covered Territories” means Asia, Latin America, the Middle East, Africa, Eastern Europe, Russia and India

“Emerging Markets SB Latex Business” means the research, development manufacture, distribution, marketing and sale of the SB Latex Products in the Covered Territories including any assets relating thereto.

“Governance Principles” means the governance principles substantially similar to, unless otherwise agreed by the parties, the governance principles contained in the Limited Liability Company Agreement of Americas Styrenics LLC, dated as of May 1, 2008, by and among Chevron Phillips Chemical Company LP, a Delaware limited

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partnership, Dow and Americas Styrenics LLC, a Delaware limited liability company, including Article 3 through Article 7 and Article 12 thereof.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses, whether or not the JV Closing shall have occurred.

SECTION 5.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service or by facsimile to the respective parties hereto at the following addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 5.02):

(a)	if to Dow:

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Facsimile:  (989) 638-9347

Attention: Executive Vice President and General Counsel

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Facsimile:  (212) 848-7179

Attention: George A. Casey, Esq.

(b)	if to the Styron Parties:

c/o Bain Capital Partners, LLC

590 Madison Avenue, 42nd Floor

New York, NY 10022

Facsimile:  (212) 421-2225

Attention: Stephen M. Zide

with a copy to:

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Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Facsimile:  212) 446-6460

Attention: Eunu Chun, Esq.

SECTION 5.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 5.04. Assignment. This Agreement and the rights and obligations hereunder may not be assigned by operation of Law or otherwise without the express written consent of Dow and the Styron Parties (which consent may be granted or withheld in the sole and absolute discretion of each of Dow or the Styron Parties, as applicable), as the case may be, and any attempted assignment without such consent shall be null and void.

SECTION 5.05. Amendment. This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, Dow and the Styron Parties that expressly references the Section of this Agreement to be amended; or (ii) by a waiver in accordance with Section 5.06.

SECTION 5.06. Waiver. Any party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto; or (iii) waive compliance with any of the agreements of the other parties or conditions to such parties’ obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 5.07. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 5.08. Specific Performance. The parties hereto acknowledge and agree that the parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached

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and that any non-performance or breach of this Agreement by any party hereto could not be adequately compensated by monetary damages alone and that the parties hereto would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking. The parties hereto further acknowledge and agree that they shall not contest the appropriateness of specific performance as a remedy.

SECTION 5.09. Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(b) ALL ACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY; PROVIDED, HOWEVER, THAT IF SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH ACTION, SUCH ACTION SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY DELAWARE STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR IN THE BOROUGH OF MANHATTAN. CONSISTENT WITH THE PRECEDING SENTENCE EACH OF THE PARTIES HERETO HEREBY (I) SUBMITS GENERALLY AND UNCONDITIONALLY TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY OR, IF SUCH COURT DOES NOT HAVE JURISDICTION, ANY DELAWARE STATE COURT OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR IN THE BOROUGH OF MANHATTAN, FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO; (II) IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS; (III) AGREES NOT TO BRING OR PERMIT ANY OF ITS AFFILIATES TO BRING ANY ACTION IN ANY JURISDICTION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS SECTION 5.09 OTHER THAN THE EXCLUSIVE JURISDICTION PROVIDED IN SECTION 5.09; AND (IV) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 5.02, IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH

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PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

SECTION 5.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Interpretation. Section 1.03 (Interpretation and Rules of Construction) of the Sale and Purchase Agreement is incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

SECTION 5.12. Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf’ form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

THE DOW CHEMICAL COMPANY

By:	/s/ Stephen Doktycz
Name: Stephen Doktycz
Title: Authorized Representative

[Signature Page to the Latex Joint Venture Agreement]

STYRON LLC

By:	/s/ Timothy King
Name: Timothy King
Title: Authorized Representative

[Signature Page to the Latex Joint Venture Agreement]

STYRON HOLDING B.V.

By:	/s/ Timothy King
Name: Timothy King
Title: Authorized Representative

[Signature Page to the Latex Joint Venture Agreement]

The Dow Chemical Company

Midland, MI 48674

U.S.A

August 9, 2011

Styron LLC and Styron Holding B.V.

c/o Bain Capital Partners, LLC

590 Madison Avenue, 42nd Floor

New York, NY 10022

Attention: Stephen M. Zide

Re:	Latex Joint Venture Option Agreement

Dear Stephen,

Reference is made to the Latex Joint Venture Option Agreement, dated as of June 17, 2010, as amended, by and among The Dow Chemical Company (“Dow”), Styron LLC and Styron Holding B.V. (together with Styron LLC, the “Styron Parties”) (the “Option Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement,

Dow and the Styron Parties hereby amend, pursuant to Section 5.05(i) of the Option Agreement, Sections 1.02 and 3.01 of the Option Agreement as follows:

From the date hereof until the earlier of (i) the fifth anniversary of the Closing Date; and (ii) if the Styron Parties have provided Dow with the IPO Notice pursuant to the last sentence of this paragraph, the date of the closing of the Styron IPO (the “Scope Discussion Period”), the parties hereto shall discuss in good faith the scope of the Joint Venture beyond the scope described in the Option Agreement; provided, that Dow may, in its sole discretion, terminate the Scope Discussion Period at any time by written notice to the Styron Parties; provided, further, that during the Scope Discussion Period, Dow may, in its sole discretion, terminate the Option Agreement by written notice to the Styron Parties and, following such termination, the Option Agreement shall immediately become void and there shall be no liability of any party to the Option Agreement arising out of, or resulting from, the Option Agreement. No later than 45 days prior to the closing of the first underwritten public offering of the equity interests of the Styron Group (or its successor) pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended (the “Styron IPO”), the Styron Parties shall provide Dow with written notice of the Styron IPO (the “IPO Notice”).

During the Scope Discussion Period, the terms of Sections 1.02 and 3.01 of the Option Agreement (the “Suspended Provisions”) shall not apply and the parties hereto shall not be obligated to negotiate to agree upon the Fair Market Enterprise Value; provided, that after the expiration or termination by Dow of the Scope Discussion Period, the obligations of the parties contained in the Suspended Provisions shall resume, and, if the parties hereto are unable to agree upon a Fair Market Enterprise Value by the date that is 30 days after the date of the expiration or termination by Dow of the Scope Discussion Period, then the parties hereto shall designate an investment banking firm in accordance with Section 3.01 of the Option Agreement and shall follow the procedures set forth in Section 3.01 of the Option Agreement with respect thereto.

Except as expressly set forth herein, the Option Agreement shall remain in full force and effect and without further amendment or waiver. The provisions of Article V (Miscellaneous) of the Option Agreement are incorporated herein by reference.

[Signature page follows]

Sincerely,

THE DOW CHEMICAL COMPANY

By:	/s/ Stephen J. Doktycz

	Name:	Stephen J. Doktycz
	Title:	Director, Corporate Development

Acknowledged and agreed:

STYRON LLC

By:	/s/ CHRISTOPHER PAPPAS

Name:	CHRISTOPHER PAPPAS
Title:	PRESIDENT & CEO

STYRON HOLDING B.V.

By:	/s/ F. KEMPENAARS

Name:	F. KEMPENAARS
Title:	DIRECTOR

cc:

Shearman & Sterling LLP	Kirkland & Ellis LLP
599 Lexington Avenue	601 Lexington Avenue
New York, NY 10022-6069	New York, NY 10022
Attention: George A. Casey, Esq.	Attention: Eunu Chun, Esq.

Styron Holding B.V.	Styron LLC
Herbert H Dowweg 5	1000 Chesterbrook Blvd, Ste 300
4542 NM Hoek	Berwyn, PA 19312
The Netherlands	Attention: Christopher D. Pappas
Attention: Frans Kempenaars

[Signature Page to Latex JV Option Agreement Amendment]